Exhibit 99.1

Trevena Announces $10 Million Registered Direct Offering of Common Stock

CHESTERBROOK, PA, January 30, 2019 — Trevena, Inc. (Nasdaq: TRVN) (the “Company”) today announced that it entered into securities purchase agreements with two healthcare-focused institutional investors, pursuant to which Trevena agreed to sell to the purchasers an aggregate of 10,000,000 shares of its common stock at an offering price of $1.00 per share, in a registered direct offering, for gross proceeds of $10.0 million, before deducting placement agent fees and offering expenses payable by Trevena. The offering is expected to close on or about February 1, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Trevena intends to use the net proceeds from the offering primarily for the development of its lead product candidate, oliceridine, and for other general corporate purposes.

The shares of common stock described above are being offered by Trevena pursuant to a shelf registration statement (File No. 333-225685) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on June 29, 2018. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, electronic copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by e-mailing placements@hcwco.com or by calling (646) 975-6996, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Trevena

Trevena, Inc. is a biopharmaceutical company focused on the development and commercialization of new and innovative treatment options for patients in pain. The Company has three novel and differentiated investigational drug candidates, including IV oliceridine, for the management of moderate to severe acute pain in hospitals, TRV250 for the treatment of acute migraine, and TRV734 for pain and/or management of opioid dependence. In its preclinical programs, Trevena is evaluating a set of novel S1P receptor modulators that may offer a new, non-opioid approach to managing chronic pain.

Cautionary note on forward looking statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of its therapeutic candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the use of proceeds from the offering, the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and whether cash, cash equivalents, and marketable securities as of December 31, 2018 will be sufficient to fund operating expenses and capital expenditure requirements into the second quarter of 2020; uncertainties related to the Company’s intellectual property; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings the Company makes with the SEC from time to time.

In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Contacts

Bob Yoder

610-354-8840

Trevena, Inc.

Investors:

ir@trevena.com

or

Media:

pr@trevena.com